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                                Exhibit (j)(1)

                     Consent of PricewaterhouseCoopers LLP

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                                                                  Exhibit (j)(1)

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 14, 2002 relating to the financial statements and financial highlights which appear in the June 30, 2002 Annual Reports to the Shareholders of One Group Mutual Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Experts" and "Financial Statements" in such Registration Statement.



PricewaterhouseCoopers LLP

Columbus, Ohio
October 30, 2002